EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-133631 of Community Bancorp. on Form S-8 of our report dated June 13, 2013, appearing in this Annual Report on Form 11-K/A of Community Bancorp and Designated Subsidiaries Retirement Savings Plan for the year ended December 31, 2012.

Portland, Maine
July 9, 2013
VT Reg. No. 92-0000278

Bangor, ME • Portland, ME • Manchester, NH
www.berrydunn.com